Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrants charter
Nuveen Investment Trust
333-03715, 811-07619


On December 10, 2004, under Conformed
Submission
Type 497, accession number, 0001193125-
04-211183,
a copy of the final prospectus containing a description of the securities of three new funds was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.